<<Moss Adams Letterhead>>
Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Continental Corporation and Subsidiary

We consent to the incorporation by reference in the Annual Report on Form 10-K of Pacific Continental Corporation and Subsidiary (Pacific Continental Corporation) of our report dated March 13, 2006, with respect to the consolidated statement of financial position of Pacific Continental Corporation as of December 31, 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year ended December 31, 2005, and in our same report, with respect to Pacific Continental Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this annual report on Form 10-K of Pacific Continental Corporation for the year ended December 31, 2005.

/s/ Moss Adams

Portland, Oregon
March 13, 2006